UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                Amendment No. 1
                                   FORM 8-K/A

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                February 5, 2003

                       INTELLIGENT MOTOR CARS GROUP, INC.
                  (Formerly known as Harrison Holding's, Inc.)
               (Exact name of registrant as specified in charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                   333-88952                    74-3022293
           (Commission file number) (IRS employer identification no.)

             2800 W. Cypress Creek Road, Fort Lauderdale, FL 33309
              (Address of principal executive offices) (Zip Code)

                                 (954) 917-4301
              (Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         a. Financial statements of business acquired.

         The financial statements of Intelligent Motor Cars, Inc. ("IMC"), which were to be filed by amendment to the Registrant's Current Report on Form 8-K, dated February 7, 2003, are filed herewith.


         c. Exhibits.

            31     Section 302 Certification
            32     Section 906 Certification
                   Additional exhibits were filed with the Registrant's
                   Current Report on Form 8-K dated February 7, 2003.

ITEM 8.  CHANGE IN FISCAL YEAR

         The Registrant has changed its fiscal year end from January 31st to December 31st to conform to the fiscal year end of Intelligent Motor Cars, Inc. (the acquiror for accounting purposes in the Share Exchange).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         INTELLIGENT MOTOR CARS GROUP, INC.



Date: August 8, 2003                      By: /s/ Gerald Scalzo
                                             ----------------------------
                                                 Gerald Scalzo, CEO

                          INTELLIGENT MOTOR CARS, INC.
                        d/b/a SUN AUTO LEASING AND SALES



                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------




                                                                      PAGE
                                                                      ----


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                 F-1 - F-2


FINANCIAL STATEMENTS

   Balance Sheet                                                      F-3

   Statements of Operations                                           F-4

   Statements of Stockholders' Deficiency                             F-5

   Statements of Cash Flows                                           F-6

   Notes to Financial Statements                                   F-7 - F-19

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------


Board of Directors and Stockholders
Intelligent Motor Cars, Inc.


We have audited the accompanying balance sheet of Intelligent Motor Cars, Inc. (d/b/a Sun Auto Leasing and Sales) as of December 31, 2002, and the related statements of operations, stockholders' deficiency and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our report dated June 10, 2003, our opinion on the 2002 and 2001 financial statements was qualified as the result of scope limitations relating to (a) the accounting for and disclosure of all related party transactions, and (b) the recording of notes receivable - stockholders at net realizable value. We have been able to apply additional auditing procedures, consisting primarily of our consideration and evaluation of the report of a special investigation undertaken by the Company's outside corporate securities counsel and our reliance thereon, that we believe provide sufficient competent evidential matter concerning the related party transactions. Additionally, as described in Note 3, the Company has subsequently determined that the collectibility of the notes receivable - stockholders was not probable, and has written off these notes receivable in 2002 and restated the 2002 financial statements for the effects of this write off. Accordingly, our present opinion on the 2002 and 2001 financial statements, as presented herein, differs from that previously expressed.

In our opinion, the financial statements referred to in the first paragraph above present fairly, in all material respects, the financial position of Intelligent Motor Cars, Inc. (d/b/a Sun Auto Leasing and Sales) as of December 31, 2002, and the results of its operations and its cash flows for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States.

As more fully described in Note 3 to the financial statements, the Company has been conducting and is continuing to conduct certain aspects of its business with several related parties, including officers and stockholders of the Company, as well as entities owned by officers and stockholders of the company.

Board of Directors and Stockholders
Intelligent Motor Cars, Inc.
Page Two




The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred net losses in the past two years and, as of December 31, 2002, reflects negative working capital and a stockholders' deficiency. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                            RACHLIN COHEN & HOLTZ LLP


Fort Lauderdale, Florida
August 7, 2003

                          INTELLIGENT MOTOR CARS, INC.
                        d/b/a SUN AUTO LEASING AND SALES

                                  BALANCE SHEET

                                DECEMBER 31, 2002

                                   (RESTATED)


                                     ASSETS
                                     ------

Current Assets:
   Cash                                                            $    38,912
   Accounts receivable, net of allowance of $49,000                    373,492
   Inventories                                                         261,031
                                                                   -----------
         Total current assets                                          673,435

Property and Equipment, Net                                             82,675
Other Assets                                                             8,328
                                                                   -----------

         Total assets                                              $   764,438
                                                                   ===========


                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------

Current Liabilities:
   Notes payable:
      Floor plan notes                                             $   133,796
      Line of credit                                                    49,915
      Related parties                                                   27,200
      Other                                                            689,199
   Accounts payable and accrued liabilities                            308,765
   Accrued officer compensation                                        200,000
   Stockholder loans payable                                           184,738
                                                                   -----------
         Total current liabilities                                   1,593,613
                                                                   -----------

Commitments, Contingencies, Other Matters and Subsequent Events             --

Stockholders' Deficiency:
   Common stock, $1 par value; authorized, issued and
      outstanding 500 shares                                               500
   Additional paid-in capital                                        2,251,971
   Deficit                                                          (3,081,646)
                                                                   -----------
         Total stockholders' deficiency                               (829,175)
                                                                   -----------
         Total liabilities and stockholders' deficiency            $   764,438
                                                                   ===========

                       See notes to financial statements.

                          INTELLIGENT MOTOR CARS, INC.
                        d/b/a SUN AUTO LEASING AND SALES

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

                                   (RESTATED)



                                                                  2002            2001
                                                             ------------     ------------
Net Sales                                                    $ 18,972,392     $  9,473,037
                                                             ------------     ------------

Costs and Expenses:
    Cost of sales                                              18,353,957        9,256,847
    Officers' compensation                                      2,350,075          100,000
    Selling, general and administrative                           528,083          243,665
    Write off of notes receivable-stockholders arising
        from advances against future commissions                  162,617               --
                                                             ------------     ------------
                                                               21,394,732        9,600,512
                                                             ------------     ------------

Loss From Operations                                           (2,422,340)        (127,475)
                                                             ------------     ------------

Other Income (Expense):
    Interest expense                                             (208,851)         (76,839)
    Other income                                                   25,351           26,889
                                                             ------------     ------------
                                                                 (183,500)         (49,950)
                                                             ------------     ------------

Net Loss                                                     $ (2,605,840)    $   (177,425)
                                                             ============     ============

Net Loss Per Common Share - Basic and Diluted:
    Historical                                               $     (5,212)    $       (355)
                                                             ============     ============

    Pro Forma                                                $       (.26)    $       (.02)
                                                             ============     ============


                       See notes to financial statements

                          INTELLIGENT MOTOR CARS, INC.
                        d/b/a SUN AUTO LEASING AND SALES

                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY

                                   (RESTATED)



                                                      Common Stock            Additional
                                                --------------------------      Paid-in
                                                  Shares          Amount        Capital        Deficit          Total
                                                -----------    -----------    -----------    -----------     -----------

Balance, December 31, 2000                              500    $       500    $     1,971    $   (29,956)    $   (27,485)

Year Ended December 31, 2001:
Stockholder distributions                                --             --             --        (18,425)        (18,425)
Net loss                                                 --             --             --       (177,425)       (177,425)
                                                -----------    -----------    -----------    -----------     -----------

Balance, December 31, 2001                              500            500          1,971       (225,806)       (223,335)

Year Ended December 31, 2002:
   Stock-based compensation arising from                 --             --      2,250,000             --       2,250,000
      transfer of stockholder's common stock
Stockholder distributions                                --             --             --       (250,000)       (250,000)
Net loss                                                 --             --             --     (2,605,840)     (2,605,840)
                                                -----------    -----------    -----------    -----------     -----------

Balance, December 31, 2002                              500    $       500    $ 2,251,971    $(3,081,646)    $  (829,175)

                                                ===========    ===========    ===========    ===========     ===========

                       See notes to financial statements

                          INTELLIGENT MOTOR CARS, INC.
                        d/b/a SUN AUTO LEASING AND SALES

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

                                   (RESTATED)

                                                                             2002            2001
                                                                         -----------     -----------
Cash Flows from Operating Activities:
   Net loss                                                              $(2,605,840)    $  (177,425)
   Adjustments to reconcile net loss to net cash provided by
      (used in) operating activities:
         Depreciation and amortization                                        12,798           1,700
         Provision for doubtful accounts                                      49,000              --
         Transfer of common stock as compensation                          2,250,000              --
         Changes in operating assets and liabilities:
            (Increase) decrease in:
               Accounts receivable                                           504,588        (831,920)
               Inventories                                                   408,331        (551,032)
               Other assets                                                   (7,753)             --
            Increase (decrease) in:
               Accounts payable and accrued expenses                        (483,871)        847,842
                                                                         -----------     -----------
                  Net cash provided by (used in) operating activities        127,253        (710,835)
                                                                         -----------     -----------

Cash Flows from Investing Activities:
   Payments received on loans to stockholder                                      --          74,001
   Acquisition of property and equipment                                     (47,361)        (10,871)
                                                                         -----------     -----------
                  Net cash provided by (used in) investing activities        (47,361)         63,130
                                                                         -----------     -----------

Cash Flows from Financing Activities:
   Proceeds from stockholder loans payable                                    21,957         134,291
   Proceeds from notes payable - related parties                              16,000         152,100
   Proceeds from notes payable                                               477,657         387,798
   Payments on notes payable - related parties                              (140,900)             --
   Payments on stockholder loans payable                                    (142,406)             --
   Payments on notes payable                                                 (89,000)             --
   Distributions to stockholders                                            (250,000)        (18,425)
                                                                         -----------     -----------
                  Net cash provided by (used in) financing activities       (106,692)        655,764
                                                                         -----------     -----------

Net Increase (Decrease) in Cash                                              (26,800)          8,059

Cash, Beginning                                                               65,712          57,653
                                                                         -----------     -----------

Cash, Ending                                                             $    38,912     $    65,712
                                                                         ===========     ===========

Non-Cash Investing and Financing Activities:
   Vehicle acquired through stockholder note payable                     $    38,940     $        --
                                                                         ===========     ===========

Supplemental Disclosure of Cash Flow Information:
   Cash paid during the period for interest                              $   208,851     $    76,839
                                                                         ===========     ===========

                       See notes to financial statements

                          INTELLIGENT MOTOR CARS, INC.
                        d/b/a SUN AUTO LEASING AND SALES

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

                                   (RESTATED)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization and Capitalization

             Intelligent Motor Cars, Inc. ("Company") was incorporated on May 5, 1994, under the laws of the State of Florida. The Company's Articles of Incorporation authorize the Company to issue and have outstanding at any one time 500 shares of common stock, par value $1 per share.

             On February 5, 2003, the Company and its stockholders consummated an Agreement and Plan of Share Exchange ("Share Exchange") with Harrison Holding's, Inc. ("Harrison"), a Delaware corporation formed in November 2001. Under the terms of the Share Exchange, Harrison issued an aggregate of 10,000,000 shares of its restricted common stock, $.001 par value, to the stockholders of the Company in exchange for their 500 shares of Company common stock. As a condition of the Share Exchange, the officers and directors of Harrison resigned and the officers and directors of the Company became the officers and directors of Harrison. Harrison changed its name to Intelligent Motor Cars Group, Inc. ("IMCG") and its trading symbol was changed on the NASD Electronic Bulletin Board to IMCG effective February 14, 2003. As a result of the Share Exchange, the Company became a wholly-owned subsidiary of IMCG. Harrison will account for this acquisition as a reverse acquisition.

         Business

             The Company's business includes used auto sales, reconditioning, financing and insurance, warranty services and floor planning (dealer to dealer financing) in Southeast Florida/Broward County, Florida. The Company also provides services for new car sales, such as search, acquisition and delivery on a limited basis. In 2002 and 2001, the Company's revenue was derived primarily from the wholesale purchase and sale of used vehicles.

         Revenue and Cost Recognition

             The Company recognizes revenue from automobile sales at the time the customer accepts delivery of the vehicle. Included in total revenues in 2002 and 2001 are sales to entities related to a stockholder of the Company of approximately $457,000 and $445,000, respectively. The Company also had purchases of approximately $290,000 and $134,000 from these entities in 2002 and 2001, respectively (see Note 3).

             The Company recognizes costs associated with the sale of vehicles at the time the sale is recognized. Independent sales contractors utilize Company funds to buy and sell vehicles on behalf of the Company. The Company pays an average of $100 as a commission to these contractors for each vehicle bought and sold, although there are some negotiated commissions.

                          INTELLIGENT MOTOR CARS, INC.
                        d/b/a SUN AUTO LEASING AND SALES

                          NOTES TO FINANCIAL STATEMENTS

                                   (RESTATED)
                                   (Continued)



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Use of Estimates

             The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

         Concentrations of Credit Risk

             Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts and notes receivable.

             Cash

                The Company maintains deposit balances at financial institutions that, from time to time, may exceed federally insured limits. The Company maintains its cash with high quality financial institutions, which the Company believes limits these risks.

             Receivables

                The Company does business and extends credit based on an evaluation of the customers' financial condition generally without requiring collateral. Exposure to losses on trade receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

                Notes and trade receivables are recorded at net realizable value. The Company records interest income on interest-bearing loans receivable using an appropriate rate of interest over the life of the loan. Related fees and/or costs are deferred and amortized over the life of the loan using the interest method.

                Interest income accruals are suspended for interest-bearing loans receivable that are in default during the period of time that collectibility is uncertain. Notes and trade receivables are considered to be past due and placed on delinquent status based on contractual terms, as well as how frequently payments are received, on an individual account basis. Payments received on nonaccrual loans are first applied against any accrued interest balance outstanding. Once collectibility is considered to be certain, interest income accruals are resumed.

                Uncollectible notes and trade receivables are charged against the allowance for doubtful accounts once uncollectibility has been determined.

                          INTELLIGENT MOTOR CARS, INC.
                        d/b/a SUN AUTO LEASING AND SALES

                          NOTES TO FINANCIAL STATEMENTS

                                   (RESTATED)
                                   (Continued)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Inventories

             Inventories, which are comprised of used motor vehicles held for sale, are stated at the lower of cost or market, with cost determined using a specific identification method. Inventory costs include direct reconditioning costs.

         Property and Equipment

             Property and equipment are recorded at cost and depreciated, using the straight-line method, over the estimated useful lives of the assets. Gain or loss on disposition of assets is recognized currently. Repairs and maintenance are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

         Advertising

             Advertising costs are charged to expense as incurred. Advertising costs were approximately $34,000 and $58,000, respectively, for the years ended December 31, 2002 and 2001.

         Income Taxes

             The Company was taxed under the provisions of Subchapter S of the Internal Revenue Code up to the Plan of Reorganization. Under the Subchapter S provisions, the Company generally does not pay federal corporate tax, but rather, the stockholders' share of income or loss is included in their individual tax returns. The Company terminated the S Corporation election effective February 5, 2003. A pro forma provision has been prepared for income taxes for the years ended December 31, 2002 and 2001, which resulted in no income tax expense due to net losses in both years.

         Stock-Based Compensation

             Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), encourages, but does not require companies to record stock-based compensation plans using a fair value based method. The Company has chosen to continue to account for stock-based compensation using the intrinsic value based method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock.

                          INTELLIGENT MOTOR CARS, INC.
                        d/b/a SUN AUTO LEASING AND SALES

                          NOTES TO FINANCIAL STATEMENTS

                                   (RESTATED)
                                   (Continued)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Long-Lived Assets

             The Company continually evaluates whether events and circumstances have occurred that may warrant revision of the estimated life of its intangible and other long-lived assets or whether the remaining balance of its intangible and other long-lived assets should be evaluated for possible impairment. If and when such factors, events or circumstances indicate that intangible or other long-lived assets should be evaluated for possible impairment, the

             Company will determine the fair value of the asset by making an estimate of expected future cash flows over the remaining lives of the respective assets and compare that fair value with the carrying value of the assets in measuring their recoverability. In determining the expected future cash flows, the assets will be grouped at the lowest level for which there are cash flows.

         Fair Value of Financial Instruments

             The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These instruments include cash, accounts receivable, notes and loans payable, floorplan notes payable, line of credit and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

         Recent Accounting Pronouncements

             In May 2003, the Financial Accounting Standard Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not believe that the adoption of SFAS 150 will have a material effect on the financial statements.

             In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. SFAS No. 148 also amends APB Opinion No. 28, "Interim Financial Reporting," to require disclosure about those effects in

                          INTELLIGENT MOTOR CARS, INC.
                        d/b/a SUN AUTO LEASING AND SALES

                          NOTES TO FINANCIAL STATEMENTS

                                   (RESTATED)
                                   (Continued)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Recent Accounting Pronouncements (Continued)

             interim financial information. The provisions of SFAS No. 148 which amend SFAS No. 123 will become effective for fiscal years ending after December 15, 2002. The provisions of SFAS No. 148 which amend APB Opinion No. 28 will become effective during the first quarter of 2003. The Company believes that the adoption of this statement will not have a material effect on the financial statements.

             In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclose Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees it has issued. The Interpretation also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 is effective for interim or annual periods ending after December 15, 2002. The Company does not believe that the adoption of FIN 45 will have a material effect on the financial statements.

             In June 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities. SFAS No. 146 will become effective in the second quarter of fiscal 2003. The Company believes that the adoption of this statement will not have a material effect on the financial statements.

             In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144, which is effective for fiscal years beginning after December 15, 2001 and for interim periods within those fiscal years, requires testing for recoverability of long-lived assets whenever events or circumstances indicate that the carrying value may not be recoverable. An impairment loss shall be recognized when the carrying value of a long-lived asset exceeds its fair value. The adoption of SFAS 144 in 2002 did not have a material effect on the Company's financial statements.

             In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." The Statement addresses accounting for and reporting obligations relating to the retirement of long lived assets by requiring that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The Statement will be effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company believes that the adoption of this statement will not have a significant impact on the financial statements.

                          INTELLIGENT MOTOR CARS, INC.
                        d/b/a SUN AUTO LEASING AND SALES

                          NOTES TO FINANCIAL STATEMENTS

                                   (RESTATED)
                                   (Continued)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Recent Accounting Pronouncements (Continued)

             Also, in June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires companies to account for goodwill and other intangibles in the following manner. Intangible assets which are acquired shall be recognized and measured based on fair value. Recognized intangible assets are to be amortized over their useful life. Goodwill and intangible assets determined to have an indefinite life are not amortized. Intangible assets that are not amortized and goodwill shall be tested for impairment annually. The provisions of SFAS No. 142 are to be applied in fiscal years beginning after December 15, 2001. Retroactive application is not permitted. The adoption of SFAS 142 in 2002 did not have a significant impact on the Company's financial statements.

             In June 2001, the FASB issued SFAS No. 141, "Business Combinations." SFAS No. 141 addresses financial accounting and reporting for business combinations. All business combinations are to be accounted for using one method - the purchase method. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001. The adoption of SFAS No. 141 did not have a material effect on the Company's financial statements.

             In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB 101 provides guidance for revenue recognition under certain circumstances, and became effective during 2001. The adoption of SAB 101 in 2001 did not have a material effect on the Company's financial statements.

             In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. On June 30, 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 133 as amended by SFAS No. 137 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." In April 2003, the FASB issued SFAS No. 149, "Amendment of SFAS No. 133 on Derivative and Hedging Activities," which is effective for contracts entered into or modified after June 30, 2003. SFAS No. 133 as amended by SFAS No. 137, 138 and 149 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The adoption of SFAS No. 133 in 2001 did not have a material effect on the Company's financial statements.

                          INTELLIGENT MOTOR CARS, INC.
                        d/b/a SUN AUTO LEASING AND SALES

                          NOTES TO FINANCIAL STATEMENTS

                                   (RESTATED)
                                   (Continued)


NOTE 2.  GOING CONCERN

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States which assume that the Company will continue as a going concern, including the realization of assets and liquidation of liabilities in the ordinary course of business. However, for the years ended December 31, 2002 and 2001, the Company suffered net losses of approximately $2,605,000 and $177,000, respectively. The Company also had a stockholders' deficiency of approximately $829,000, as well as a working capital deficit of approximately $920,000, at December 31, 2002. In February 2003, the Company entered into a share exchange transaction with an entity which is subject to the registration and reporting requirements of the Securities and Exchange Commission. This transaction required significant management and financial resources on the part of the Company in connection with the acquisition and subsequent assimilation of the two entities. This caused the Company to have fewer resources, including working capital and management time, to commit to operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

         Management's plans to continue its operations and become profitable include the following:

         In general, it is the Company's objective to continue to expand its used car operations by launching several Buy-Here/Pay-Here car lots as well as expanding its floor planning (dealer-to-dealer financing) service. The Company is also considering raising equity capital of up to $5 million by the fourth quarter of 2003. Management believes this would allow the Company to execute its business plan and achieve its revenue projections by providing working capital for inventory and floor planning activities.

         The Company's business strategy will focus on several key initiatives

         o Controlled Growth. The Company will continue to expand its operations by increasing unit sales at existing locations and opening new retail locations. The Company believes it can open new locations at the rate of 20-25% annually through 2006. The Company plans to open at least one new location in 2003, assuming success in raising equity capital. In addition, the Company plans to acquire existing locations of other operators.

         o Selling Basic Transportation. The Company will continue to focus on selling basic and affordable transportation to its customers. In general, the Company does not sell luxury cars, sports cars or exotic cars. The average sales price of retail and wholesale vehicles sold by the Company during 2002 was approximately $6,000. By selling vehicles in this price range, the Company is able to keep the terms of its installment sales contracts generally less than 24 months, and the customer is better able to afford his or her payments. In addition, by keeping the price range under $10,000, the Company has the ability to capture a market left alone by its bigger competitors.

                          INTELLIGENT MOTOR CARS, INC.
                        d/b/a SUN AUTO LEASING AND SALES

                          NOTES TO FINANCIAL STATEMENTS

                                   (RESTATED)
                                   (Continued)


NOTE 2.  GOING CONCERN (Continued)

         o Collecting Customer Accounts. As the Company grows and expands it retail sales, management realizes that collecting customer accounts is the single most important aspect of operating a retail used car business. The Company is already investigating adding retail sales managers to the management team to manage the retail sales and collection responsibilities. In addition, the Company plans to open a retail payment center.

         Management believes that the actions presently being taken by the Company provide the opportunity for the Company to improve liquidity and sustain profitability. However, there are no assurances that management's plans will be achieved. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3.  RELATED PARTY TRANSACTIONS

         In 2001, 2002 and continuing in 2003, the Company has been conducting and is continuing to conduct certain aspects of its business with several related parties, including officers and stockholders of the Company, as well as entities owned by officers and stockholders of the Company. The accompanying financial statements, and these notes to financial statements, present those transactions that management, to the best of its knowledge and belief, has identified, accounted for, and disclosed in these financial statements. The following is information regarding these transactions.

         Notes Receivable - Stockholders

             During 2002, two stockholders of the Company, who also act as independent contractors, received advances against future commissions which were not earned during 2002. This resulted in these two stockholders receiving loans from the Company which totaled approximately $163,000 at December 31, 2002. On May 1, 2003, these stockholders executed promissory notes for the loans amounting to $135,000 and $29,326, respectively. The notes are unsecured, non-interest bearing and are due in twenty-four and twelve monthly installments of approximately $5,600 and $2,400, respectively, commencing May, 2003.

             Subsequent to May 2003, the Company determined that collectibility of these notes receivable was not probable and as a result has written off these notes receivable in the accompanying 2002 financial statements.

         Stockholder Loans Payable

             The major stockholder of the Company made advances to the Company in 2001 and 2002. The advances are due on demand and are non-interest bearing. The outstanding balance of these loans amounted to $184,738 at December 31, 2002.

                          INTELLIGENT MOTOR CARS, INC.
                        d/b/a SUN AUTO LEASING AND SALES

                          NOTES TO FINANCIAL STATEMENTS

                                   (RESTATED)
                                   (Continued)


NOTE 3.  RELATED PARTY TRANSACTIONS (Continued)

         Officer's Compensation

             Accrued Salaries

                The Chief Executive Officer (CEO), who is also the Company's majority stockholder, was paid no compensation in 2001 or 2002. As a result, the accompanying financial statements include an accrual for compensation due to this officer/stockholder in the amount of $100,000 each year.

             Transfer of Common Stock

                In September 2002, the Company's CEO and sole stockholder at the time, transferred a total of 75 shares of common stock to two independent contractors and one officer of the Company, who were considered to be integral to the Company's business. These shares were awarded to the officer and independent contractors to compensate them for prior and future service to the Company. In accordance with the Share Exchange (see Note 1), these individuals received 20,000 shares of IMCG common stock for each share of Company common stock owned, or a total of 1,500,000 shares of IMCG common stock. The compensation associated with these shares was measured at the fair value of the shares of IMCG ultimately received, which resulted in the Company recording $2,250,000 of compensation expense for 2002, together with a corresponding credit to additional paid-in capital.

         Operating Leases

             The Company subleases its office space from an entity owned 100% by the Company's major stockholder, under an operating lease from an unaffiliated third party, which expires in 2006. The lease requires monthly rental payments of approximately $7,500, which are paid directly to the unaffiliated third party. In addition, the Company rents a retail facility from this unaffiliated third party on a month-to-month basis for approximately $900 per month.

             The approximate total future minimum lease commitments are as follows:

             Year ending December 31:
                2003                                                 $ 90,000
                2004                                                   90,000
                2005                                                   90,000
                                                                     --------
                                                                     $270,000

                          INTELLIGENT MOTOR CARS, INC.
                        d/b/a SUN AUTO LEASING AND SALES

                          NOTES TO FINANCIAL STATEMENTS

                                   (RESTATED)
                                   (Continued)


NOTE 3.  RELATED PARTY TRANSACTIONS (Continued)

         Operating Leases (Continued)

             Rent expense to this related entity for 2002 and 2001 was approximately $110,000 and $84,000, respectively.

         Vehicle Reconditioning

             An entity owned 100% by the Company's majority stockholder provides vehicle reconditioning services to the Company. The Company incurred reconditioning costs of approximately $42,000 and $31,000 in 2002 and 2001, respectively, for services performed by this entity.

         Leased Personnel

             The Company leases certain office personnel from an entity owned 100% by the majority stockholder of the Company. The Company paid approximately $35,000 and $25,000 to this entity for leased personnel in 2002 and 2001, respectively.


NOTE 4.  PROPERTY AND EQUIPMENT
                                          Estimated Useful Lives (Years)

         Building improvements                         7                $36,015
         Equipment                                    5-7                24,930
         Vehicles                                      5                 38,940
                                                                        -------
                                                                         99,886
         Less accumulated depreciation                                   17,210
                                                                        -------
                                                                        $82,676

         Depreciation expense for the years ended December 31, 2002 and 2001 was approximately $12,800 and $1,700, respectively.


NOTE 5.  FLOOR PLAN NOTES PAYABLE

         Floor plan notes payable consist of financing agreements with two lenders. The first agreement is a total loan commitment of $75,000 ("Aggregate Advance Limit") under a demand promissory note and security agreement executed in April 2002. In July 2002, the Aggregate Advance Limit was increased to $125,000. This agreement is secured by substantially all assets of the Company, including vehicle titles for those vehicles financed by this lender, bears interest at 4.5% and is personally guaranteed by the Company's majority stockholder. Payments on advances under the agreement are due in thirty days.

                          INTELLIGENT MOTOR CARS, INC.
                        d/b/a SUN AUTO LEASING AND SALES

                          NOTES TO FINANCIAL STATEMENTS

                                   (RESTATED)
                                   (Continued)


NOTE 5.  FLOOR PLAN NOTES PAYABLE (Continued)

         The second agreement provides for a total credit line of $75,000 under an inventory finance loan and security agreement executed in April 2001. This agreement is secured by substantially all assets of the Company, including vehicle titles, bears interest at 2% above the prime rate published in the Wall Street Journal and is personally guaranteed by the Company's majority stockholder. Payments on advances under the agreement are due in forty-five days.

         The outstanding balance due under the floor plan notes payable amounted to $133,796 at December 31, 2002.

NOTE 6.  LINE OF CREDIT

         The Company has a revolving line of credit which provides for borrowings up to $50,000, is due on demand and is personally guaranteed by the Company's majority stockholder. Interest is payable monthly at 1% over prime (6.75% at December 31, 2002). The line of credit is collateralized by substantially all assets of the Company and had an outstanding balance of $49,915 at December 31, 2002.

NOTE 7.  NOTES PAYABLE - RELATED PARTIES AND OTHER

         The Company executed notes payable in principal amounts varying from $4,000 to $193,900 to affiliated and unaffiliated lenders in 2001 and 2002. The notes bear interest at 15% and have terms of 8 to 12 months. If the lenders choose to withdraw their investments prior to the maturity date, the Company has thirty days to repay all loan amounts. The notes payable have a balance of $716,399 at December 31, 2002; of this amount, $27,200 is due to related parties (see Note 3). At December 31, 2001, approximately $141,000 was due to a related party, all of which was paid in full during 2002.

         Interest expense for the years ended December 31, 2002 and 2001 was approximately $118,000 and $15,000, respectively. Out of the total interest expense incurred in 2002, approximately $21,000 was paid to related parties.

         Although the notes are to be collateralized by automobile titles, the Company did not have adequate collateral levels to secure the loans at December 31, 2002; therefore, the majority of the balance of these notes payable are unsecured and may not be in compliance with the terms of the loan investment contracts and agreements. In addition, $91,200 of the notes which matured prior to December 31, 2002 have not been repaid and are, therefore, past due.

         Subsequent to December 31, 2002, the Company entered into agreements with certain of these lenders for conversion of the notes payable to common stock of the Company's new parent, IMCG (see Note 1), at a conversion price of $1.50 per share. These lenders converted notes payable, totaling $450,000, in accordance with the agreements and were issued a total of 300,000 shares of IMCG common stock.

                          INTELLIGENT MOTOR CARS, INC.
                        d/b/a SUN AUTO LEASING AND SALES

                          NOTES TO FINANCIAL STATEMENTS

                                   (RESTATED)
                                   (Continued)


NOTE 8.  NET LOSS PER COMMON SHARE

         The Company computes earnings (loss) per common share in accordance with the provisions of Statement of Financial Accounting Standards
         (SFAS) No. 128, "Earnings per Share" which requires the presentation of both basic and diluted earnings (loss) per share.

         Historical basic net loss per common share has been computed based upon the weighted average number of shares of common stock outstanding during the periods. The number of shares used in the computation was 500 for 2002 and 2001. Diluted net loss per common share has not been presented, as there were no options or warrants granted or convertible preferred stock outstanding.

         Pro forma basic and diluted net loss per common share has been computed assuming that the Share Exchange described in Note 1 had been in effect as of the beginning of each of the periods. The number of shares used in the pro forma computation was 10,000,000 for 2002 and 2001.


NOTE 9.  STOCK-BASED COMPENSATION

         The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Compensation cost for stock options and warrants, if any, is measured as the excess of the estimated market price of the Company's common stock at the date of grant, over the amount the recipient must pay to acquire the common stock.

         Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The Company has elected to retain its current method of accounting as described above, and has adopted the disclosure requirements of SFAS No. 123. No stock options have been granted through December 31, 2002.

         Stock Option Plan

         On August 28, 2002, the Board of Directors of the Company ("Board") authorized the 2002 Stock Option Plan ("Plan") for those employees, consultants, independent contractors, advisor board members, officers and directors (the "Participants") of the Company who, in the judgment of the Company are or will become responsible for the direction and financial success of the Company. The purpose of the Plan is to provide the Participants with an increased incentive to make significant contributions to the long-term performance and growth of the Company. There were no options granted under the Plan during 2002. This plan was terminated following the Share Exchange.

                          INTELLIGENT MOTOR CARS, INC.
                        d/b/a SUN AUTO LEASING AND SALES

                          NOTES TO FINANCIAL STATEMENTS

                                   (RESTATED)
                                   (Continued)


NOTE 10. COMMITMENTS

         Executive Bonus/Stock Option Plan

         On December 2, 2002, the Board of Directors of the Company ("Board") authorized the 2002 Executive Bonus/Stock Option Plan ("Executive Plan") for those executive team persons (the "Participants") of the Company who, in the judgment of the Company, are or will become responsible for the direction and financial success of the Company. The purpose of the Executive Plan is to provide the Participants with an increased incentive to make significant contributions to the long-term performance and growth of the Company.

         In accordance with the Executive Plan, the Company can establish and may distribute cash bonuses to specified executives based on the operations of the Company and the execution of the Company's business plan. The cash bonus program will be effective January 1, 2003. Under the agreed-upon terms of the program, on a calendar monthly basis, the Company will report its net profit to the Board of Directors. Subsequently, an amount equal to thirty-five percent (35%) of this profit will be earmarked for the bonus.

                       INTELLIGENT MOTOR CARS GROUP, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 2002


The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical balance sheet of Intelligent Motor Cars, Inc. d/b/a Sun Auto Leasing and Sales
(IMC) as of December 31, 2002 and the historical balance sheet of Harrison Holding's, Inc., whose name was changed to Intelligent Motor Cars Group, Inc.,
(IMCG) as of January 31, 2003, giving effect to the acquisition of all of the outstanding common stock of IMC through an exchange of shares of IMCG for all of the outstanding common stock of IMC (the Acquisition) pursuant to an Agreement and Plan of Share Exchange effective February 5, 2003 among IMCG, IMC and the IMC stockholders (the Agreement), as if the Acquisition had been consummated on December 31, 2002. The Unaudited Pro Forma Condensed Combined Statement Of Operations combines the historical statements of operations of IMC for the year ended December 31, 2002 and IMCG for the year ended January 31, 2003, giving effect to the Acquisition as if it had occurred on January 1, 2002.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the Acquisition, factually supportable, and expected to have a continuing impact on the combined results.

The following information should be read in conjunction with the pro forma condensed combined financial statements:

    o Accompanying notes to the unaudited pro forma combined condensed financial statements.

    o Separate historical financial statements of IMC as of and for the year ended December 31, 2002 included elsewhere herein.

    o Separate historical financial statements of IMCG as of and for the year ended January 31, 2003 included in IMCG's Annual Report on Form 10-KSB for the year ended January 31, 2003.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the Acquisition been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial statements were prepared using the reverse acquisition treatment under the purchase method of accounting with IMC treated as the acquiror. Accordingly, the assets and liabilities of IMCG have been presented at their historical cost (which is considered to be the equivalent of estimated fair values), with no increment in combined stockholders' equity (deficiency).

                       INTELLIGENT MOTOR CARS GROUP, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                DECEMBER 31, 2002


                                                                                                Pro Forma       Pro Forma
                                                                    IMC            IMCG        Adjustments       Combined
                                                                    ---            ----        -----------       --------
                           ASSETS

Current Assets:
   Cash                                                        $    38,912     $    11,274     $        --     $    50,186
   Accounts receivable, net                                        373,492              --              --         373,492
   Inventories                                                     261,031              --              --         261,031
                                                               -----------     -----------     -----------     -----------
         Total current assets                                      673,435          11,274              --         684,709

Property and Equipment, Net                                         82,675              --              --          82,675
Other Assets                                                         8,328              --              --           8,328
                                                               -----------     -----------     -----------     -----------

         Total assets                                          $   764,438     $    11,274     $        --     $   775,712
                                                               ===========     ===========     ===========     ===========


                   LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:
   Notes payable:
      Floor plan notes                                         $   133,796     $        --     $        --     $   133,796
      Line of credit                                                49,915              --              --          49,915
      Related parties                                               27,200              --              --          27,200
      Other                                                        689,199          16,174              --         705,373
   Accounts payable and accrued liabilities                        308,765              --              --         308,765
   Accrued officer compensation                                    200,000              --              --         200,000
   Stockholder loans payable                                       184,738              --              --         184,738
                                                               -----------     -----------     -----------     -----------
         Total current liabilities                               1,593,613          16,174              --       1,609,787
                                                               -----------     -----------     -----------     -----------

Stockholders' Deficiency:
   Common stock                                                        500          28,038 (a)      (9,500)         14,538
                                                                                           (b)      23,500
   Additional paid-in capital                                    2,251,971         639,862 (a)       9,500       2,233,033
                                                                                           (b)     (23,500)
                                                                                           (c)     672,800
   Deficit                                                      (3,081,646)       (672,800)(c)    (672,800)     (3,081,646)
                                                               -----------     -----------     -----------     -----------
         Total stockholders' deficiency                           (829,175)         (4,900)             --        (834,075)
                                                               -----------     -----------     -----------     -----------
         Total liabilities and stockholders' deficiency        $   764,438     $    11,274     $        --     $   775,712
                                                               ===========     ===========     ===========     ===========


            See accompanying notes to unaudited pro forma condensed
                         combined financial statements.

                       INTELLIGENT MOTOR CARS GROUP, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2002


                                                                                     Pro Forma       Pro Forma
                                                      IMC             IMCG          Adjustments       Combined
                                                      ---             ----          -----------       --------

Net Sales                                        $ 18,972,392     $         --     $         --     $ 18,972,392
                                                 ------------     ------------     ------------     ------------

Costs and Expenses:
    Cost of sales                                  18,353,957               --               --       18,353,957
    Officers' compensation                          2,350,075               --               --        2,350,075
    Selling, general and administrative               528,083          621,800 (d)      621,800          528,083
    Write off of notes receivable-stockholders        162,617               --               --          162,617
                                                 ------------     ------------     ------------     ------------
                                                   21,394,732          621,800          621,800       21,394,732
                                                 ------------     ------------     ------------     ------------

Loss From Operations                               (2,422,340)        (621,800)        (621,800)      (2,422,340)

Other Expense, Net                                   (183,500)          (2,030)(d)       (2,030)        (183,500)
                                                 ------------     ------------     ------------     ------------

Net Loss                                         $ (2,605,840)    $   (623,830)    $   (623,830)    $ (2,605,840)
                                                 ============     ============     ============     ============

Net Loss Per Common Share - Basic and Diluted    $     (5,212)    $       (.02)                     $       (.18)
                                                 ============     ============                      ============

Weighted Average Shares Used to Calculate Net
    Loss Per Common Share                                 500       27,535,125                        14,538,000
                                                 ============     ============                      ============

            See accompanying notes to unaudited pro forma condensed
                         combined financial statements.

                       INTELLIGENT MOTOR CARS GROUP, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 2002


NOTE 1.  DESCRIPTION OF TRANSATION AND BASIS OF PRESENTATION

         Effective February 5, 2003, IMCG acquired all of the outstanding common stock of IMC through an exchange of shares of IMCG for all the outstanding common stock of IMC (the Acquisition). IMCG issued 10,000,000 shares of restricted common stock, $.001 par value, to the former stockholders of IMC in exchange for their 500 shares of IMC common stock.

         Pursuant to an Agreement and Plan of Share Exchange effective February 5, 2003 among IMCG, IMC and the IMC stockholders (the Agreement), the officers and directors of IMCG resigned upon consummation of the Acquisition. The persons serving as directors and officers of IMC immediately prior to the Acquisition were elected to the same offices with IMCG and retained their positions as directors and officers of IMC.

         Pursuant to the terms of the Agreement, certain officers and directors of IMCG prior to the Acquisition, returned a total of 23,500,000 shares to IMCG which were then cancelled and returned to treasury. Upon consummation of the Acquisition, IMCG had 14,538,000 shares of its common stock issued and outstanding. The IMC stockholders beneficially own approximately 68.79% of the voting securities of IMCG.

         As a result of the Acquisition, IMC is a wholly-owned subsidiary of IMCG. IMCG intends to operate IMC in the same manner and to continue in the business that IMC engaged in prior to the Acquisition. Prior to the Acquisition, no material relationship existed between IMC and/or any of its affiliates and IMCG and/or any of its affiliates.

         The Acquisition will be accounted for as a reverse acquisition application of the purchase method of accounting by IMCG, with IMC treated as the accounting acquiror. Under the reverse acquisition method of accounting, the assets and liabilities of IMCG will be recorded as of the acquisition date, at their respective historical cost, which is considered to be the equivalent of fair values, and added to those of IMC, with no increment in combined stockholders' equity (deficiency). The reported results of operations of IMCG after completion of the acquisition will reflect the historical results of operations of IMC.

                       INTELLIGENT MOTOR CARS GROUP, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2.  PRO FORMA ADJUSTMENTS

         Adjustments included in the column under the heading "Pro Forma Adjustments" include the following:

            (a) To reflect issuance of 10,000,000 shares of IMCG common stock to the former stockholders of IMC in exchange for their 500 shares of common stock of IMC.

            (b) To reflect return and cancellation of a total of 23,500,000 shares of IMCG common stock by certain officers and directors prior to the Acquisition.

            (c) To eliminate deficit of IMCG as the accounting acquiree under the reverse acquisition application of the purchase method of accounting.

            (d) To eliminate results of operations of IMCG as the accounting acquiree under the reverse acquisition application of the purchase method of accounting.